    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1996

                                                              FILE NO. 811-05813
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  -------------

                                    FORM N-1A


                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 11


                             CASH RESERVES PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  C/O SIGNATURE FINANCIAL GROUP (CAYMAN), LTD.
       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 809-945-1824

                                 SUSAN JAKUBOSKI
                  C/O SIGNATURE FINANCIAL GROUP (CAYMAN), LTD.
       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 WITH A COPY TO
                              ROGER P. JOSEPH, ESQ.
                            BINGHAM, DANA & GOULD LLP
                               150 FEDERAL STREET
                       BOSTON, MASSACHUSETTS 02110 U.S.A.


================================================================================

                                EXPLANATORY NOTE


      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


Item 4.  General Description of Registrant.

      Cash Reserves Portfolio (the "Portfolio") is a no-load, open-end management investment company which was organized as a trust under the laws of the State of New York on May 23, 1989. Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

      The investment objective of the Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio, but not without written notice thereof to the investors in the Portfolio at least 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of the Portfolio will be achieved.

INVESTMENT POLICIES

      The Portfolio seeks its objective by investing in high quality U.S. dollar-denominated money market instruments. These instruments include short-term obligations of the U.S. Government, bank obligations (such as certificates of deposit, bankers' acceptances and fixed time deposits) of U.S. and non-U.S. banks and obligations issued or guaranteed by the governments of Western Europe, Scandinavia, Australia, Japan and Canada. The U.S. Government obligations in which the Portfolio invests include U.S. Treasury bills, notes and bonds, and instruments issued by U.S. Government agencies or instrumentalities. Some obligations of U.S. Government agencies and instrumentalities are supported by the "full faith and credit" of the United States, others by the right of the issuer to borrow from the U.S. Treasury and others only by the credit of the agency or instrumentality. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. Government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

CERTAIN ADDITIONAL INVESTMENT POLICIES

      Maturity and Quality. All of the Portfolio's investments mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All of the Portfolio's investments are in "high quality" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by Citibank, N.A. ("Citibank"), the Portfolio's investment adviser (the "Adviser")) and are determined by the Adviser, pursuant to power delegated by the Portfolio's Board of Trustees, to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term.


      Investment Restrictions. Part B of this Registration Statement contains a list of specific investment restrictions which govern the investment policies of the Portfolio. Except as otherwise indicated, the Portfolio's investment objective and policies may be changed without shareholder approval. If a percentage or rating restriction (other than a restriction as to borrowing) is adhered to at the time an investment is made, a later change in percentage or rating resulting from changes in the Portfolio's securities will not be a violation of policy.


      Brokerage Transactions. The primary consideration in placing the Portfolio's security transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible.

INVESTMENT PRACTICES

      Treasury Receipts. The Portfolio may invest in Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury.

      Commercial Paper. The Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

      Asset-Backed Securities. The Portfolio may invest in asset-backed securities, which represent fractional interests in underlying pools of assets, such as car installment loans or credit card receivables. The rate of return on asset-backed securities may be affected by prepayment of the underlying loans or receivables. Reinvestment of principal may occur at higher or lower rates than the original yield.

      Repurchase Agreements. The Portfolio may enter into repurchase agreements. Repurchase agreements are transactions in which an institution sells the Portfolio a security at one price, subject to the Portfolio's obligation to resell and the selling institution's obligation to repurchase that security at a higher price normally within a seven day period. There may be delays and risks of loss if the seller is unable to meet its obligations to repurchase.

      Lending of Portfolio Securities. Consistent with applicable regulatory requirements and in order to generate additional income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans must be callable at any time and continuously secured by collateral (cash or U.S. Government securities) in an amount not less than the market value, determined daily, of the securities loaned. It is intended that the value of securities loaned by the Portfolio would not exceed 33 1/3% of the Portfolio's net assets.

      In the event of the bankruptcy of the other party to a securities loan, the Portfolio could experience delays in recovering either the securities lent or cash. To the extent that, in the meantime, the value of the securities lent or sold have increased or the value of the securities purchased have decreased, the Portfolio could experience a loss.

      Private Placements and Illiquid Investments. The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

      For more information regarding the Portfolio's permitted investments and investment practices, see Part B of this Registration Statement.

CERTAIN RISK CONSIDERATIONS

      The risks of investing in the Portfolio vary depending upon the nature of the securities held, and the investment practices employed, on its behalf. Certain of these risks are described below.

      "Concentration" in Bank Obligations. The Portfolio invests at least 25% of its assets, and may invest up to 100% of its assets, in bank obligations. This concentration policy is fundamental, and may not be changed without the consent of the Portfolio's investors. Banks are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operation of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations under a letter of credit or guarantee.

      Non-U.S. Securities. All of the Portfolio's investments, including its investments in non-U.S. securities, are in U.S. dollar-denominated securities. However, investors in the Portfolio should be aware that investments in non-U.S. securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation, confiscatory taxation, withholding taxes on dividends and interest, limitations on the use or transfer of Portfolio assets and political or social instability. In addition, non-U.S. companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Non-U.S. markets may be less liquid and more volatile than U.S. markets, and may offer less protection to investors such as the Portfolio.

      Investment Practices. Certain of the investment practices employed for the Portfolio may entail certain risks. See Part B of this Registration Statement.


Item 5.  Management of the Portfolio.

TRUSTEES

      The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. A majority of the Portfolio's Trustees are not affiliated with the Adviser. More information on the Trustees and officers of the Portfolio appears in Part B of this Registration Statement.

INVESTMENT ADVISER


      Citibank. Citibank is the Portfolio's investment adviser. The address of Citibank is 153 East 53rd Street, New York, New York 10043. The Portfolio draws on the strength and experience of Citibank. Citibank offers a wide range of banking and investment services to customers across the United States and throughout the world, and has been managing money since 1822. Its portfolio managers are responsible for investing in money market, equity and fixed income securities. Citibank and its affiliates manage more than $83 billion in assets worldwide.

      Citibank manages the assets of the Portfolio pursuant to an Investment Advisory Agreement. Subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions for the Portfolio.

      Advisory Fees. For its services under the Investment Advisory Agreement, the Adviser receives an investment advisory fee, which is accrued daily and paid monthly, of 0.15% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. The Adviser has voluntarily agreed to waive a portion of its investment advisory fee.

      For the fiscal year ended August 31, 1996, the investment advisory fees paid to Citibank, after waivers, were 0.06% of the Portfolio's average daily net assets for that fiscal year.


      Banking Relationships. Citibank and its affiliates may have deposit, loan and other relationships with the issuers of securities purchased on behalf of the Portfolio, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Citibank has informed the Portfolio that, in making its investment decisions, it does not obtain or use material inside information in the possession of any division or department of Citibank or in the possession of any affiliate of Citibank.


      Bank Regulatory Matters. The Glass-Steagall Act prohibits certain financial institutions, such as Citibank, from underwriting securities of open-end investment companies, such as the Portfolio. Citibank believes that its services under the Investment Advisory Agreement and the activities performed by it as sub-administrator are not underwriting and are consistent with the Glass-Steagall Act and other relevant federal and state laws. However, there is no controlling precedent regarding the performance of the combination of investment advisory and sub-administrative activities by banks. State laws on this issue may differ from applicable federal law and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Changes in either federal or state statutes or regulations, or in their interpretations, could prevent Citibank or its affiliates from continuing to perform these services for the Portfolio. If Citibank or its affiliates were to be prevented from acting as the Adviser or sub-administrator, the Portfolio would seek alternative means for obtaining these services. The Portfolio does not expect that investors would suffer any adverse financial consequences as a result of any such occurrence.


ADMINISTRATIVE SERVICES PLAN


      The Portfolio has an Administrative Services Plan which provides that the Portfolio may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. Under the Administrative Services Plan, fees paid to the Administrator may not exceed 0.05% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. See "Administrator" and "Transfer Agent, Custodian and Fund Accountant" below.


ADMINISTRATOR


      Signature Financial Group (Cayman), Ltd. ("SFG") is the Portfolio's administrator (the "Administrator"), and supervises the overall administration of the Portfolio. The address of SFG is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies. SFG provides certain administrative services to the Portfolio under an administrative services agreement ("Administrative Services Agreement"). These administrative services include providing general office facilities, supervising the overall administration of the Portfolio, and providing persons satisfactory to the Board of Trustees to serve as Trustees and officers of the Portfolio. These Trustees and officers may be directors, officers or employees of SFG or its affiliates.


      For these services, the Administrator receives fees accrued daily and paid monthly of 0.05% of the assets of the Portfolio on an annualized basis for the Portfolio's then-current fiscal year. The Administrator has voluntarily agreed to waive a portion of the fees payable to it.


      SFG is a wholly-owned subsidiary of Signature Financial Group, Inc.


SUB-ADMINISTRATOR

      Pursuant to a sub-administrative services agreement, Citibank performs such sub-administrative duties for the Portfolio as from time to time are agreed upon by Citibank and SFG. Citibank's compensation as sub-administrator is paid by SFG.

TRANSFER AGENT, CUSTODIAN AND FUND ACCOUNTANT

      State Street Canada, Inc. ("State Street Canada") acts as transfer agent and dividend disbursing agent for the Portfolio. State Street Canada also provides fund accounting services to the Portfolio and calculates the daily net asset value for the Portfolio. The address of State Street Canada is 40 King Street West, Suite 5700, Toronto, Ontario, Canada. State Street Bank and Trust Company ("State Street") acts as the custodian of the Portfolio's assets. The address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

EXPENSES


      The Portfolio pays all of its expenses, including the compensation of its Trustees who are not affiliated with SFG; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of and the net income on the Portfolio; expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; and the advisory fees payable to the Adviser and the administrative fees payable to the Administrator. For the fiscal year ended August 31, 1996, the Portfolio's total expenses were 0.10% of its average net assets.



Item 6.  Capital Stock and Other Securities.

      Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

      The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, it is not expected that the liabilities of the Portfolio would ever exceed its assets.

      The net income of the Portfolio is determined each day the New York Stock Exchange is open for trading (a "Business Day") (and on such other days as is necessary in order to comply with the 1940 Act). This determination is made once during each such day as of 3:00 p.m., Eastern time. All the net income of the Portfolio so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

      For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.


Item 7.  Purchase of Securities.

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


      An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each Business Day as of 3:00 p.m., Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.


      There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

      The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

      The exclusive placement agent for the Portfolio is The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS"). The address of LFBDS is 6 St. James Avenue, Boston, Massachusetts 02116. LFBDS receives no compensation for serving as the exclusive placement agent for the Portfolio.


Item 8.  Redemption or Repurchase.

      An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


Item 9.  Pending Legal Proceedings.

      Not applicable.

                                     PART B

Item 10.  Cover Page.

      Not applicable.

Item 11.  Table of Contents.

                                                                 Page

      General Information and History........................    B-1
      Investment Objective and Policies......................    B-1
      Management of the Portfolio............................    B-10
      Control Persons and Principal Holders
        of Securities........................................    B-13
      Investment Advisory and Other Services.................    B-14
      Brokerage Allocation and Other Practices...............    B-17
      Capital Stock and Other Securities.....................    B-18
      Purchase, Redemption and Pricing of
        Securities...........................................    B-19
      Tax Status.............................................    B-21
      Underwriters...........................................    B-23
      Calculations of Performance Data.......................    B-23
      Financial Statements...................................    B-23

Item 12.  General Information and History.

      Not applicable.

Item 13.  Investment Objective and Policies.

      The investment objective of Cash Reserves Portfolio (the "Portfolio") is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital. There can, of course, be no assurance that the Portfolio will achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio.

      Except for the concentration policy with respect to bank obligations described in paragraph (1) below, which is fundamental and may not be changed without the approval of the investors in the Portfolio, the approval of the investors in the Portfolio would not be required to change any of the Portfolio's investment policies discussed below, including those concerning securities transactions. Likewise, except for the concentration policy of the Portfolio with respect to bank obligations described in paragraph (1) below, which is fundamental and may not be changed without the approval of the Portfolio's investors, the approval of the investors in the Portfolio would not be required to change the Portfolio's investment objective.

      The Portfolio seeks its investment objective through investments limited to the following types of high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "high quality" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Adviser) and are determined by the Adviser to present minimal credit risks. Investments in high quality, short term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. Government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

(1) Bank obligations. The Portfolio invests at least 25% of its investable assets, and may invest up to 100% of its assets, in bank obligations. This concentration policy is fundamental and may not be changed without the approval of the investors in the Portfolio. Bank obligations include, but are not limited to, negotiable certificates of deposit, bankers' acceptances and fixed time deposits. The Portfolio limits its investments in U.S. bank obligations (including their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. Government. The Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), through either the Bank Insurance Fund or the Savings Association Insurance Fund, having total assets of less than $1 billion, provided that the Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on the Portfolio's right to transfer a beneficial interest in the deposit to a third party.

      U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

      The Portfolio limits its investments in non-U.S. bank obligations (i.e., obligations of non-U.S. branches and subsidiaries of U.S. banks, and U.S. and non-U.S. branches of non-U.S. banks) to U.S. dollar-denominated obligations of banks which at the time of investment are branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are branches of non-U.S. banks which (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Citibank, N.A. ("Citibank"), the Portfolio's investment adviser (the "Adviser"), are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. The Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland), Scandinavia (Denmark, Norway, Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolio does not purchase any bank obligation of the Adviser or an affiliate of the Adviser.

      Since the Portfolio may hold obligations of non-U.S. branches and subsidiaries of U.S. banks, and U.S. and non-U.S. branches of non-U.S. banks, an investment in the Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by the Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by the Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

      The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, the Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, the Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

      U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

      Non-U.S. banks in whose obligations the Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

(2) Obligations of, or guaranteed by, non-U.S. governments. The Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland), Scandinavia (Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described in paragraph 1 above in connection with the purchase of non-U.S. bank obligations.

(3) Commercial paper rated Prime-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's") or, if not rated, determined to be of comparable quality by the Adviser, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's.

(4) Obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes and bonds, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States, (ii) obligations of the Federal National Mortgage Association, and (iii) obligations of the Student Loan Marketing Association, respectively.


(5) Repurchase agreements, providing for resale within 397 days or less, covering obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities which may have maturities in excess of 397 days. A repurchase agreement arises when a buyer purchases an obligation and simultaneously agrees with the vendor to resell the obligation to the vendor at an agreed-upon price and time, which is usually not more than seven days from the date of purchase. The resale price of a repurchase agreement is greater than the purchase price, reflecting an agreed-upon market rate which is effective for the period of time the buyer's funds are invested in the obligation and which is not related to the coupon rate on the purchased obligation. Obligations serving as collateral for each repurchase agreement are delivered to the Portfolio's custodian either physically or in book entry form and the collateral is marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. A buyer of a repurchase agreement runs a risk of loss if, at the time of default by the issuer, the value of the collateral securing the agreement is less than the price paid for the repurchase agreement. If the vendor of a repurchase agreement becomes bankrupt, the Portfolio might be delayed, or may incur costs or possible losses of principal and income, in selling the collateral. The Portfolio may enter into repurchase agreements only with a vendor which is a member bank of the Federal Reserve System or which is a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government obligations. The Portfolio will not enter into any repurchase agreements with the Adviser or an affiliate of the Adviser. The restrictions and procedures described above which govern the Portfolio's investment in repurchase agreements are designed to minimize the Portfolio's risk of losses in making those investments.


(6) Asset-backed securities, which may include securities such as Certificates for Automobile Receivables ("CARS") and Credit Card Receivable Securities ("CARDS"), as well as other asset-backed securities that may be developed in the future. CARS represent fractional interests in pools of car installment loans, and CARDS represent fractional interests in pools of revolving credit card receivables. The rate of return on asset-backed securities may be affected by early prepayment of principal on the underlying loans or receivables. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables. Reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. (See "Asset-Backed Securities.")

      The Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

ASSET-BACKED SECURITIES

      As set forth above, the Portfolio may purchase asset-backed securities that represent fractional interests in pools of retail installment loans, both secured (such as Certificates for Automobile Receivables) and unsecured, or leases or revolving credit receivables, both secured and unsecured (such as Credit Card Receivable Securities). These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust.

      Underlying automobile sales contracts, leases or credit card receivables are subject to prepayment, which may reduce the overall return to certificate holders. Nevertheless, principal repayment rates tend not to vary much with interest rates and the short-term nature of the underlying loans, leases or receivables tends to dampen the impact of any change in the prepayment level. Certificate holders may also experience delays in payment on the certificates if the full amounts due on underlying loans, leases or receivables are not realized by the Portfolio because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objective and policies, the Portfolio may invest in other asset-backed securities that may be developed in the future.

LENDING OF SECURITIES

      Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. The Portfolio would have the right to call a loan and obtain the securities loaned at any time on customary industry settlement notice (which will not usually exceed five days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive compensation based on investment of the collateral. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of its consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. If the Adviser determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.

                             INVESTMENT RESTRICTIONS

      The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding shares" of the Portfolio, which as used in this Registration Statement means the vote of the lesser of (i) 67% or more of the outstanding "voting securities" of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding "voting securities" of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding "voting securities" of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

      The Portfolio may not:


      (1) borrow money, except that as a temporary measure for extraordinary or emergency purposes the Portfolio may borrow from banks in an amount not to exceed 1/3 of the value of its net assets, including the amount borrowed from banks (moreover, the Portfolio will not purchase any securities at any time at which borrowings exceed 5% of its total assets (taken at market value)) (it is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the withdrawal of all or a portion of a beneficial interest in the Portfolio while effecting an orderly liquidation of securities); for additional related restrictions, see clause (i) under the caption "Non-Fundamental Restrictions" below;


      (2) purchase any security or evidence of interest therein on margin, except that the Portfolio may obtain such short term credit as may be necessary for the clearance of purchases and sales of securities;

      (3) underwrite securities issued by other persons and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933 in selling a security;


      (4) make loans to other persons except (a) through the lending of securities held by the Portfolio, but not in excess of 33 1/3% of the Portfolio's net assets, (b) through the use of fixed time deposits or repurchase agreements or the purchase of short term obligations, or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions; for purposes of this paragraph 4 the purchase of short term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan; for additional related restrictions, see clause (x) under the caption "Non-Fundamental Restrictions" below;


      (5) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio);

      (6) concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of its investment objective, up to 25% of the assets of the Portfolio (taken at market value at the time of each investment) may be invested in any one industry, except that the Portfolio will invest at least 25% of its assets and may invest up to 100% of its assets in bank obligations; or

      (7) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating Investment Restriction (1) above.


      NON-FUNDAMENTAL RESTRICTIONS: The Portfolio does not as a matter of operating policy:


      (i) borrow money for any purpose in excess of 10% of its total assets (taken at cost),

      (ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of its net assets (taken at market value),

      (iii) sell any security which it does not own unless by virtue of its ownership of other securities the Portfolio has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold; provided, that if such right is conditional the sale is made upon the same conditions,

      (iv) invest for the purpose of exercising control or management,

      (v) purchase securities issued by any registered investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Portfolio will not purchase the securities of any registered investment company if such purchase at the time thereof would cause more than 10% of its total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Portfolio; and provided, further, that the Portfolio shall not purchase securities issued by any open-end investment company,

      (vi) taken together with any investments described in clause (x) below, invest more than 10% of its net assets in securities that are not readily marketable, including debt securities for which there is no established market and fixed time deposits and repurchase agreements maturing in more than seven days,

      (vii) purchase securities of any issuer if such purchase at the time thereof would cause the Portfolio to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer shall be deemed a single class,

      (viii) purchase or retain any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio, or is an officer or director of the Adviser, if after the purchase of the securities of such issuer by the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value,

      (ix) write, purchase or sell any put or call option or any combination thereof,

      (x) taken together with any investments described in clause (vi) above, invest in securities which are subject to legal or contractual restrictions on resale (other than fixed time deposits and repurchase agreements maturing in not more than seven days) if, as a result thereof, more than 10% of the net assets (taken at market value) would be so invested (including fixed time deposits and repurchase agreements maturing in more than seven days),

      (xi) purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio, or

      (xii) make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short, and unless not more than 10% of the net assets of the Portfolio (taken at market value) is held as collateral for such sales at any one time. (The Portfolio does not presently intend to make such sales.)


      These policies are not fundamental and may be changed by the Portfolio without the approval of the investors in the Portfolio.


      PERCENTAGE AND RATING RESTRICTIONS: If a percentage or a rating restriction on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio is not considered a violation of policy.

Item 14.  Management of the Portfolio.

      The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts. The address of the Portfolio is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

                                    TRUSTEES


ELLIOTT J. BERV (aged 53) - Chairman and Director, Catalyst, Inc. (Management Consultants) (since August, 1992); President, Chief Operating Officer and Director, Deven International, Inc. (International Consultants) (June, 1991 to July, 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May, 1984). His address is 15 Stornoway Drive, Cumberland Foreside, Maine.

PHILIP W. COOLIDGE* (aged 45) - President of the Portfolio; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. and The Landmark Funds Broker-Dealer Services, Inc. (since December, 1988).

MARK T. FINN (aged 53) - President and Director, Delta Financial, Inc. (since June, 1983); Chairman of the Board and Chief Executive Officer, FX 500 Ltd. (Commodity Trading Advisory Firm) (since April, 1990); Director, Vantage Consulting Group, Inc. (since October, 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.

WALTER E. ROBB, III (aged 70) - President, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds. His address is 35 Farm Road, Sherborn, Massachusetts.


                                    OFFICERS


PHILIP W. COOLIDGE* (aged 45) - President of the Portfolio; Chairman, Chief Executive Officer and President, Signature Financial Group, Inc. and The Landmark Funds Broker-Dealer Services, Inc. (since December, 1988).

SAMANTHA M. BURGESS* (aged 27) - Assistant Secretary and Assistant Treasurer of the Portfolio; Assistant Vice President, Signature Financial Group, Inc. (since November, 1995); Graduate Student, Loyola University (prior to August,
1995).

CHRISTINE A. DRAPEAU* (aged 26) - Assistant Secretary and Assistant Treasurer of the Portfolio; Assistant Vice President, Signature Financial Group, Inc. (since January, 1996); Paralegal and Compliance Officer, various financial companies (July, 1992 to January, 1996); Graduate Student, Bentley College (prior to December, 1994).

JOHN R. ELDER* (aged 48) - Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc. (since April, 1995); Treasurer, The Landmark Funds Broker-Dealer Services, Inc. (since April, 1995); Treasurer, Phoenix Family of Mutual Funds (Phoenix Home Life Mutual Insurance Company) (1983 to March, 1995).

LINDA T. GIBSON* (aged 31) - Secretary of the Portfolio; Vice President, Signature Financial Group, Inc. (since May, 1992); Assistant Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since October, 1992); Law Student, Boston University School of Law (September, 1989 to May, 1992).

JOAN R. GULINELLO* (aged 41) - Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc. (since October, 1993); Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since October, 1995); Vice President and Assistant General Counsel, Massachusetts Financial Services Company (prior to October, 1993).

JAMES E. HOOLAHAN* (aged 49) - Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Senior Vice President, Signature Financial Group, Inc.

SUSAN JAKUBOSKI* (aged 32) - Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group (Cayman), Ltd. (since August, 1994); Senior Fund Administrator, Signature Financial Group, Inc. (since August, 1994); Assistant Treasurer, Signature Broker-Dealer Services, Inc. (since September, 1994); Fund Compliance Administrator, Concord Financial Group (November, 1990 to August,
1994). Her address is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, BWI.

MOLLY S. MUGLER* (aged 45) - Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc.; Assistant Secretary, The Landmark Funds Broker-Dealer Services, Inc. (since December,
1988).

KARYN A. NOKE* (aged 25) - Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group (Cayman), Ltd. (since September, 1996); Assistant Vice President, Signature Financial Group, Inc. (May, 1993 to August, 1996); Student, University of Massachusetts (prior to May, 1993).

SHARON M. WHITSON* (aged 48) - Assistant Secretary and Assistant Treasurer of the Portfolio; Assistant Vice President, Signature Financial Group, Inc. (since November, 1992); Associate Trader, Massachusetts Financial Services Company (prior to November, 1992).

JULIE J. WYETZNER* (aged 37) - Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc.

      The Trustees and officers of the Portfolio also hold comparable positions with certain other funds for which Signature Financial Group (Cayman), Ltd. ("SFG"), the Portfolio's administrator and a wholly-owned subsidiary of Signature Financial Group, Inc., or an affiliate serves as the distributor or administrator. Mr. Coolidge is also a Trustee of Landmark Funds III, Landmark Premium Funds and Landmark Institutional Trust, open-end investment companies, series of each of which are investors in the Portfolio, and each officer of the Portfolio holds the same position with those investment companies. Each officer of the Portfolio holds similar positions with Excelsior Funds, an open-end registered investment company, a series of which is an investor in the Portfolio.

      The Trustees of the Portfolio (with the exception of Mr. Coolidge, who received no remuneration from the Portfolio) received the following remuneration from the Portfolio during its fiscal year ended August 31, 1996:

                                                                       TOTAL
                                                                    COMPENSATION
                                     PENSION OR                        FROM
                                     RETIREMENT                      REGISTRANT
                       AGGREGATE      BENEFITS        ESTIMATED       AND FUND
                      COMPENSATION    ACCRUED AS       ANNUAL       COMPLEX PAID
    NAME OF PERSON,       FROM       PART OF FUND   BENEFITS UPON        TO
       POSITION        REGISTRANT      EXPENSES       RETIREMENT     TRUSTEES(1)
    ---------------    ----------     --------       -------------   -----------
   Elliott J. Berv,
   Trustee             $4,820.78         --               --         $42,000.00

   Mark T. Finn,
   Trustee             $4,072.98         --               --          $42,000.00

   Walter E. Robb,
   III, Trustee        $7,495.67         --               --          $46,500.00

--------------------------------
(1) Messrs. Coolidge, Berv, Finn and Robb are trustees of 28, 12, 14 and 12 funds, respectively, of the Landmark Family of Funds.


      The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.


      Landmark Cash Reserves (a series of Landmark Funds III), Premium Liquid Reserves (a series of Landmark Premium Funds), Landmark Institutional Liquid Reserves (a series of Landmark Institutional Trust) and Excelsior Institutional Money Fund (a series of Excelsior Funds) (collectively, the "Funds") and Citi Liquid Reserves, Ltd., Citi Premium Liquid Reserves, Ltd., Citi Institutional Liquid Reserves, Ltd. and Citi Institutional Liquidity Fund PLC USD II (collectively, the "Citi Funds") own all of the beneficial interests in the Portfolio. The following is a list of the record holders of beneficial interests in the Portfolio:

                                             BENEFICIAL INTEREST
             NAME OF RECORD HOLDER             (as of 12/16/96)
       ------------------------------------------------------------
       Landmark Cash Reserves                       25.65%
       Premium Liquid Reserves                      6.28%
       Landmark Institutional Liquid
          Reserves                                  28.87%
       Excelsior Institutional Money
          Market Fund                               5.58%
       Citi Liquid Reserves, Ltd.                   0.38%
       Citi Premium Liquid Reserves, Ltd.           0.91%
       Citi Institutional Liquid
          Reserves, Ltd.                            31.96%
       Citi Institutional Liquidity
       Fund PLC USD II                              0.37%


      The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio, each will hold a meeting of shareholders and will cast its vote as instructed by its shareholders.

Item 16.  Investment Advisory and Other Services.

      Citibank manages the assets of the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Adviser manages the securities of the Portfolio and makes investment decisions for the Portfolio. The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Advisory Agreement will continue in effect as long as such continuance is specifically approved at least annually by the Board of Trustees of the Portfolio or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

      The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser not its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.


      Part A of this Registration Statement contains a description of the fees payable to the Adviser for services under the Advisory Agreement. For the fiscal years ended August 31, 1994, August 31, 1995 and August 31, 1996, the fees payable to the Adviser under the Advisory Agreement were $1,806,314, $4,097,854 and $6,140,512, respectively (of which $943,419, $2,306,161 and $3,426,821, respectively, were voluntarily waived).


      The Portfolio has adopted an Administrative Services Plan (the "Administrative Plan") which provides that the Portfolio may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. Under the Administrative Plan, the administrative services fee payable to SFG may not exceed 0.05% of the Portfolio's average daily net assets on an annualized basis for its then-current fiscal year. The Administrative Plan continues in effect if such continuance is specifically approved at least annually by a vote of both a majority of the Portfolio's Trustees and a majority of the Portfolio's Trustees who are not "interested persons" of the Portfolio and who have no direct or indirect financial interest in the operation of the Administrative Plan or in any agreement related to such Plan ("Qualified Trustees"). The Administrative Plan requires that the Portfolio provide to its Board of Trustees and the Board of Trustees review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Administrative Plan. The Administrative Plan may be terminated at any time by a vote of a majority of the Portfolio's Qualified Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio. The Administrative Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the outstanding voting securities of the Portfolio and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees.

      Pursuant to an Administrative Services Agreement (the "Administrative Services Agreement"), SFG provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the independent contractors and agents of the Portfolio; preparation and filing of all documents required for compliance by the Portfolio with applicable laws and regulations; and arranging for the maintenance of books and records of the Portfolio. The Administrator provides persons satisfactory to the Board of Trustees of the Portfolio to serve as officers of the Portfolio. Such officers, as well as certain other employees and Trustees of the Portfolio, may be directors, officers or employees of the Administrator or its affiliates.


      The Administrative Services Agreement continues in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Administrative Services Agreement or interested persons of any such party. The Administrative Services Agreement terminates automatically if it is assigned and may be terminated without penalty by a vote of a majority of the outstanding voting securities in the portfolio or by either party on not more than 60 days' nor less than 30 days; written notice. The Administrative Services Agreement also provides that neither SFG, as the Administrator, nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement. The Administrative Services Agreement was most recently approved by the Portfolio's Board of Trustees on May 3, 1996.

      For its services under the Administrative Services Agreement, SFG receives a fee accrued daily and paid monthly of 0.05% of the assets of the Portfolio. For the fiscal years ended August 31, 1994, August 31, 1995 and August 31, 1996, the fees payable to SFG under the Administrative Services Agreement were $602,105, $1,365,951 and $2,046,838, respectively (all of which were voluntarily waived).


      The Administrative Services Agreement provides that SFG may render administrative services to others.

      SFG is a wholly-owned subsidiary of Signature Financial Group, Inc.

      Pursuant to a sub-administrative services agreement, Citibank performs such sub-administrative duties for the Portfolio as are from time to time agreed upon by Citibank and SFG. Citibank's sub-administrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participation in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparation of certain documents in connection with meetings of Trustees and investors in the Portfolio, and other functions which would otherwise be performed by SFG as set forth above. For performing such sub-administrative services, Citibank receives such compensation as is from time to time agreed upon by SFG and Citibank not in excess of the amount paid to SFG for its services under the Administrative Services Agreement discussed above (i.e., not more than 0.05% per annum of the average daily net assets of the Portfolio). All such compensation is paid by SFG.

      The Portfolio has entered into a Transfer Agency Agreement and a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian and State Street Canada acts as transfer agent and provides fund accounting services for the Portfolio. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts and the principal business address of State Street Canada is 40 King Street West, Suite 5700, Toronto, Ontario, Canada.

      Price Waterhouse are the independent certified public accountants for the Portfolio, providing audit services, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission. The principal business address of Price Waterhouse is Suite 3000, Box 190, 1 First Canadian Place, Toronto, Ontario M5X 1H7.

Item 17.  Brokerage Allocation and Other Practices.

      The Portfolio's purchases and sales of securities usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.

      Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of the investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

      Investment decisions for the Portfolio are made independently from those for any other account or investment company that is or may in the future become managed by the Adviser or its affiliates. If, however, the Portfolio and other investment companies or accounts managed by the Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies or accounts managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

      No transactions are executed with the Adviser or an affiliate of the Adviser, in any case acting either as principal or as broker.

Item 18.  Capital Stock and Other Securities.

      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

      Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the vote of a majority of the Portfolio's outstanding voting securities.

      The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of two-thirds of the Portfolio's outstanding voting securities. The Portfolio may also be terminated
(i) by a vote of two-thirds of the Portfolio's outstanding voting securities or
(ii) by the Trustees of the Portfolio by written notice to the holders of the Portfolio's outstanding voting securities.

      The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio are personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. It is not expected that the liabilities of the Portfolio would ever exceed its assets.

      The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 3:00 p.m., Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio 3:00 p.m., Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 3:00 p.m., Eastern time, on the following business day of the Portfolio.

Item 19.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The Portfolio determines its net asset value as of 3:00 p.m., Eastern time, on each day on which the New York Stock Exchange is open for trading. As of the date of this Registration Statement, the New York Stock Exchange will be open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

      The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price an investment company would receive if the instrument were sold.

      Pursuant to the rules of the Securities and Exchange Commission, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees will consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by the Adviser to present minimal credit risk and comply with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria. See "Investment Objective and Policies."

      Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

      The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the Securities and Exchange Commission exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable;
(b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the Securities and Exchange Commission has by order permitted such suspension.

Item 20.  Tax Status.


      The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis of a ruling of the Internal Revenue Service, that it is properly treated as a partnership for federal income tax purposes. Accordingly, the Portfolio is not subject to any federal income tax, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


      The Portfolio's tax year-end is August 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

      The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. The Portfolio also believes that each such investor should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the investor has been a partner in the Portfolio, whichever is shorter. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

      In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) and holding period of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

      The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

      To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

      Portfolio income allocated to investors that is derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the Portfolio for state and local income tax purposes.

      There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

      The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 21. Underwriters.


      The exclusive placement agent for the Portfolio is The Landmark Funds Broker-Dealer Services, Inc., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 22.  Calculations of Performance Data.

      Not applicable.

Item 23.  Financial Statements.


      The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission on October 29, 1996 (Accession Number 0000950156-96-000851), for the fiscal year ended August 31, 1996 are incorporated by reference into this Statement of Additional Information.


      A copy of the Annual Report of the Portfolio accompanies this Statement of Additional Information.

                                     PART C


Item 24.  Financial Statements and Exhibits.

(a)   FINANCIAL STATEMENTS INCLUDED IN PART A:

      Not applicable.

      FINANCIAL STATEMENTS INCLUDED IN PART B:


      Portfolio of Investments at August 31, 1996*

      Statement of Assets and Liabilities at August 31, 1996*

      Statement of Operations for the year ended August 31, 1996*

      Statement of Changes in Net Assets for the years ended August 31, 1996 and August 31, 1995*

      Financial Highlights for each of the years in the five-year period ended August 31, 1996*

      Notes to Financial Statements - August 31, 1996*

      Independent Auditors' Report - October 9, 1996*
---------------
* Incorporated herein by reference to the Annual Report of the Registrant for the fiscal year ended August 31, 1996, filed with the Securities and Exchange Commission on the EDGAR system on October 29, 1996 (Accession Number 0000950156-96-000851).


(b)   EXHIBITS:


            1(a)          Amended and Restated Declaration of Trust of the
                          Registrant

          * 1(b)          Amendments to the Declaration of Trust of the
 and filed herewith       Registrant

            2             By-laws of the Registrant

            5 Investment Advisory Agreement between the Registrant and Citibank, N.A., as investment adviser

            6 Placement Agency Agreement between the Registrant and The Landmark Funds Broker-Dealer Services, Inc., as exclusive placement agent

            7 Custodian Contract between the Registrant and State Street Bank and Trust Company, as custodian

            9(a) Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust Company, as transfer agent

            9(b) Amended and Restated Administrative Services Plan of the Registrant

            9(c) Administrative Service Agreement between the Registrant and Signature Financial Group (Cayman), Ltd., as administrator

            9(d) Sub-Administrative Services Agreement between Signature Financial Group (Cayman), Ltd., and Citibank, N.A.

            11 Consent of Price Waterhouse, independent auditors of the Registrant

            27            Financial Data Schedule
-------------------------------------------------------------
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-05813) as filed with the Securities and Exchange Commission on December 28, 1995.


Item 25.  Persons Controlled by or under Common Control with Registrant.

      Not applicable.

Item 26.  Number of Holders of Securities.


                 (1)                               (2)
           Title of Class                Number of Record Holders
                                        (as of December 27, 1996)


        Beneficial Interests                        8

Item 27.  Indemnification.

      Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit to its Registration Statement on Form N-1A.

      The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28.  Business and Other Connections of Investment Adviser.


      Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, a registered bank holding company. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): The Premium Portfolios (Balanced Portfolio, Equity Portfolio, Government Income Portfolio, International Equity Portfolio, Emerging Asian Markets Equity Portfolio and Small Cap Equity Portfolio), U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio, Asset Allocation Portfolios (Asset Allocation Portfolio 200, Asset Allocation Portfolio 300, Asset Allocation Portfolio 400 and Asset Allocation Portfolio 500), Landmark Multi-State Tax Free Funds (Landmark New York Tax Free Reserves, Landmark Connecticut Tax Free Reserves and Landmark California Tax Free Reserves), Landmark Fixed Income Funds (Landmark Intermediate Income Fund), Landmark Tax Free Income Funds (Landmark National Tax Free Income Fund and Landmark New York Tax Free Income Fund), Landmark VIP Funds (Landmark VIP U.S. Government Portfolio, Landmark VIP Balanced Portfolio, Landmark VIP Equity Portfolio and Landmark VIP International Equity Portfolio), and Variable Annuity Portfolios (CitiSelectSM VIP Folio 200, CitiSelectSM VIP Folio 300, CitiSelectSM VIP Folio 400, CitiSelectSM VIP Folio 500 and Landmark Small Cap Equity VIP
Fund). As of December 31, 1995, Citibank and its affiliates managed assets in excess of $83 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

      The Chairman of the Board and a Director of Citibank is John S. Reed. The following are Vice Chairmen of the Board and Directors of Citibank: Paul
J. Collins, William R. Rhodes and H. Onno Ruding. Other Directors of Citibank are D. Wayne Calloway, Chairman and Chief Executive Officer, PepsiCo, Inc., Purchase, New York; Colby H. Chandler, Former Chairman and Chief Executive Officer, Eastman Kodak Company; Kenneth T. Derr, Chairman and Chief Executive Officer, Chevron Corporation; H.J. Haynes, Senior Counselor, Bechtel Group, Inc., San Francisco, California; Rozanne L. Ridgway, President, The Atlantic Council of the United States; Robert B. Shapiro, President and Chief Operating Officer, Monsanto Company; Frank A. Shrontz, Chairman and Chief Executive Officer, The Boeing Company, Seattle, Washington; Roger B. Smith, Former Chairman and Chief Executive Officer, General Motors Corporation; Franklin A. Thomas, President, The Ford Foundation, New York, New York; and Edgar S. Woolard, Jr., Chairman and Chief Executive Officer, E.I. DuPont De Nemours & Company.


      Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:


D. Wayne Calloway           Director, Exxon Corporation
                            Director, General Electric Company
                            Director, Pepsico, Inc.


Colby H. Chandler           Director, Digital Equipment Corporation
                            Director, Ford Motor Company
                            Director, J.C. Penney Company, Inc.


Paul J. Collins             Director, Kimberly-Clark Corporation

Kenneth T. Derr             Director, American Telephone and Telegraph, Co.
                            Director, Chevron Corporation
                            Director, Potlatch Corporation

H.J. Haynes                 Director, Bechtel Group, Inc.
                            Director, Boeing Company
                            Director, Fremont Group, Inc.
                            Director, Hewlett-Packard Company
                            Director, Paccar Inc.
                            Director, Saudi Arabian Oil Company

John S. Reed                Director, Monsanto Company
                            Director, Philip Morris Companies
                              Incorporated
                            Stockholder, Tampa Tank & Welding, Inc.

William R. Rhodes           Director, Private Export Funding
                              Corporation

Rozanne L. Ridgway          Director, 3M
                            Director, Bell Atlantic Corporation
                            Director, Boeing Company
                            Director, Emerson Electric Company
                            Member-International Advisory Board,
                              New Perspective Fund, Inc.
                           Director, RJR Nabisco, Inc.
                            Director, Sara Lee Corporation
                            Director, Union Carbide Corporation

H. Onno Ruding              Member, Board of Supervisory Directors,
                            Amsterdam Trustee's Kantoor
                            Board Member, Corning, Incorporated
                            Advisor, Intercena (C&A) (Netherlands)
                            Member, Board of Supervisory Directors,
                            Pechiney Nederland N.V.
                            Member, Board of Advisers, Robeco N.V.
                            Advisory Director, Unilever N.V.
                            Advisory Director, Unilever PLC

Robert B. Shapiro           Director, G.D. Searle & Co.
                            Director, Silicon Graphics
                            Director, Monsanto Company
                            Director, The Nutrasweet Company


Frank A. Shrontz            Director, 3M
                            Director, Baseball of Seattle, Inc.
                            Director, Boeing Company
                            Director, Boise Cascade Corp.


Roger B. Smith              Director, International Paper Company
                            Director, Johnson & Johnson
                            Director, Pepsico, Inc.

Franklin A. Thomas          Director, Aluminum Company of America
                            Director, American Telephone and Telegraph, Co.
                            Director, Cummins Engine Company, Inc.
                            Director, Pepsico, Inc.

Edgar S. Woolard, Jr.       Director, E.I. DuPont De Nemours &
                            Company


Item 29.  Principal Underwriters.


      (a) The Landmark Funds Broker-Dealer Services, Inc. ("LFBDS"), the Registrant's Distributor, is also the distributor for Landmark International Equity Fund, Landmark Emerging Asian Markets Equity Fund, Landmark U.S. Treasury Reserves, Landmark Cash Reserves, Premium U.S. Treasury Reserves, Premium Liquid Reserves, Landmark Institutional U.S. Treasury Reserves, Landmark Institutional Liquid Reserves, Landmark Institutional Tax Free Reserves, Landmark Tax Free Reserves, Landmark California Tax Free Reserves, Landmark Connecticut Tax Free Reserves, Landmark New York Tax Free Reserves, Landmark U.S. Government Income Fund, Landmark Intermediate Income Fund, Landmark Balanced Fund, CitiSelectSM Folio 200, CitiSelectSM Folio 300, CitiSelectSM Folio 400, CitiSelectSM Folio 500, Landmark Equity Fund, Landmark Small Cap Equity Fund, Landmark National Tax Free Income Fund, Landmark New York Tax Free Income Fund, Landmark VIP Funds (Landmark VIP U.S. Government Portfolio, Landmark VIP Balanced Portfolio, Landmark VIP Equity Portfolio and Landmark VIP International Equity Portfolio), and Variable Annuity Portfolios (CitiSelectSM VIP Folio 200, CitiSelectSM VIP Folio 300, CitiSelectSM VIP Folio 400, CitiSelectSM VIP Folio 500 and Landmark Small Cap Equity VIP Fund). LFBDS is also the placement agent for International Equity Portfolio, Balanced Portfolio, Equity Portfolio, Small Cap Equity Portfolio, Government Income Portfolio, Emerging Asian Markets Equity Portfolio, Tax Free Reserves Portfolio, Asset Allocation Portfolio 200, Asset Allocation Portfolio 300, Asset Allocation Portfolio 400, Asset Allocation Portfolio 500 and U.S. Treasury Reserves Portfolio.


      (b) The information required by this Item 29 with respect to each director and officer of LFBDS is incorporated by reference to Schedule A of Form BD filed by LFBDS pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).

      (c)   Not applicable.

Item 30.  Location of Accounts and Records.

      The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                    ADDRESS
----                                    -------

Signature Financial Group (Cayman),     Elizabethan Square
Ltd.                                    George Town
(administrator)                         Grand Cayman, Cayman Island, BWI

The Landmark Funds Broker-Dealer        6 St. James Avenue
Services, Inc.                          Boston, MA 02116
(exclusive placement agent)

State Street Canada, Inc.               40 King Street West
(transfer agent)                        Ontario, Canada

State Street Bank and Trust company     225 Franklin Street
(custodian)                             Boston, MA  02110

Citibank, N.A.                          153 East 53rd Street
(investment adviser)                    New York, NY  10043


Item 31.  Management Services.

      Not applicable.

Item 32.  Undertakings.

      Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in George Town, Grand Cayman, Cayman Islands, BWI, on the 27th day of December, 1996.


                                    CASH RESERVES PORTFOLIO


                                    By: Susan Jakuboski
                                        Susan Jakuboski,
                                        Assistant Treasurer

                                  EXHIBIT INDEX

Exhibit
No.:            Description:

1(a)            Amended and Restated Declaration of Trust of the
                Registrant

1(b) Amendments to the Declaration of Trust of the Registrant

2               By-laws of the Registrant

5 Investment Advisory Agreement between the Registrant and Citibank, N.A., as investment adviser

6 Placement Agency Agreement between the Registrant and The Landmark Funds Broker-Dealer Services, Inc., as exclusive placement agent

7 Custodian Contract between the Registrant and State Street Bank and Trust Company, as custodian

9(a)            Transfer Agency and Service Agreement between the
                Registrant and State Street Bank and Trust Company, as transfer agent

9(b) Amended and Restated Administrative Services Plan of the Registrant

9(c)            Administrative Service Agreement between the
                Registrant and Signature Financial Group (Cayman), Ltd., as administrator

9(d)            Sub-Administrative Services Agreement between
                Signature Financial Group (Cayman), Ltd., and
                Citibank, N.A.

11 Consent of Price Waterhouse, independent auditors of the Registrant

27              Financial Data Schedule